UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2025

Fortress Private Lending Fund

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01880	33-6515727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York		10105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 497-2976

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Unregistered Securities.

During September 2025, Fortress Private Lending Fund (the “Company,”) sold its Class I common shares of beneficial interest, par value $0.01 per share (the “Shares”) for aggregate consideration of $0.8 million. The number of Shares to be issued was finalized on September 22, 2025. The purchase price per Share equaled the Company’s net asset value (“NAV”) per Share as of August 31, 2025. The offer and sale of the Shares was made pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation D promulgated thereunder and other available exemptions from the registration requirements of the Securities Act to investors who are “accredited investors” within the meaning of Regulation D under the Securities Act.

Date of Unregistered Sale	Amount of Shares	Total Consideration (in thousands)
As of September 1, 2025 (number of Class I common shares finalized on September 22, 2025)	31,969	$800

Item 8.01 Other Events.

Net Asset Value

The NAV per Share as of August 31, 2025, as determined in accordance with the valuation policies and procedures approved by the Company’s board of trustees, was as follows:

NAV as of August 31, 2025
Class I	$25.02

August Distribution

On August 27, 2025, the Company declared a distribution for the monthly earnings period of August 2025 on the Shares (the “August 2025 Distribution”) in the amount per Share set forth below:

Per Share Distribution
$0.1458

The distribution for the Shares is payable to shareholders of record as of the closing of business on August 31, 2025 and will be paid on or about September 30, 2025. The August 2025 Distribution will be paid in cash or reinvested in Shares for shareholders participating in the Company’s distribution reinvestment plan.

Portfolio and Business Commentary

As of August 31, 2025, the Company's portfolio was approximately $801.9 million based on fair market value across 54 portfolio companies and 26 industries. Based on fair value, the Company's portfolio consisted of approximately 99.9% first lien, floating rate debt investments. The Company's portfolio’s directly originated debt investments had a median EBITDA of $79.6 million, a weighted average net loan-to-value and interest coverage of 44.5% and of 2.9x, respectively. The weighted average yield at amortized cost of directly originated debt investments was 10.8% and the weighted average yield at amortized cost of the overall portfolio was 9.6%.

Status of the Offering

The Company is currently offering on a continuous basis, Shares in transactions exempt from the registration provisions of the Securities Act, pursuant to Section 4(a)(2) thereof, by Rule 506(b) of Regulation D promulgated thereunder and Regulation S promulgated thereunder. As of the date hereof, the Company has issued a total of 30,533,180 Shares for aggregate consideration of $763.3 million. The Shares issued amount does not include Shares issued through the Company’s distribution reinvestment plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated September 22, 2025

Fortress Private Lending Fund

By:	/s/ Avraham Dreyfuss
Name: Avraham Dreyfuss Title: Chief Financial Officer